                                                                    Exhibit 4.1







                                    INDENTURE

                          Dated as of December 18, 2001

               1-3/4% Convertible Debentures due December 15, 2021


                                      AMONG

                           GTECH HOLDINGS CORPORATION,
                                    As Issuer

                               GTECH CORPORATION,
                       GTECH RHODE ISLAND CORPORATION and
                        GTECH LATIN AMERICA CORPORATION,
                                  As Guarantors

                                       AND

                              THE BANK OF NEW YORK,
                                   As Trustee

                                TABLE OF CONTENTS

                                                                            Page


                                  ARTICLE I
                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions.....................................................1
Section 1.2    Other Definitions...............................................6
Section 1.3    Incorporation by Reference of Trust Indenture Act...............7
Section 1.4    Rules of Construction...........................................7
Section 1.5    Acts of Holders.................................................7

                                     ARTICLE II
                                   THE SECURITIES

Section 2.1    Form and Dating.................................................8
Section 2.2    Execution and Authentication...................................10
Section 2.3    Registrar, Paying Agent, Conversion Agent and Bid
                 Solicitation Agent...........................................10
Section 2.4    Paying Agent to Hold Money in Trust............................11
Section 2.5    Securityholder Lists...........................................11
Section 2.6    Transfer and Exchange..........................................11
Section 2.7    Replacement Securities.........................................12
Section 2.8    Outstanding Securities; Determinations of Holders' Action......13
Section 2.9    Temporary Securities...........................................14
Section 2.10   Cancellation...................................................14
Section 2.11   Persons Deemed Owners..........................................14
Section 2.12   Global Securities..............................................15
Section 2.13   CUSIP Numbers..................................................17

                                     ARTICLE III
                              REDEMPTION AND PURCHASES

Section 3.1    Right to Redeem; Notices to Trustee............................17
Section 3.2    Selection of Debentures to Be Redeemed.........................18
Section 3.3    Notice of Redemption...........................................18
Section 3.4    Effect of Notice of Redemption.................................19
Section 3.5    Deposit of Redemption Price....................................19
Section 3.6    Debentures Redeemed in Part....................................19
Section 3.7    Purchase of Debentures at Option of the Holder.................19
Section 3.8    Purchase of Debentures at Option of the Holder upon Change in Control....................................................25
Section 3.9    Effect of Purchase Notice or Change in Control Purchase
               Notice; Withdrawal of Purchase Notice or Change in Control
               Purchase Notice................................................29
Section 3.10   Deposit of Purchase Price or Change in Control
                 Purchase Price...............................................30
Section 3.11   Debentures Purchased in Part...................................30
Section 3.12   Covenant to Comply with Securities Laws upon Purchase
                 of Debentures................................................30
Section 3.13   Repayment to the Company or Any Guarantor......................31

                                     ARTICLE IV
                                      COVENANTS

Section 4.1    Payment of Debentures..........................................31
Section 4.2    SEC and Other Reports..........................................31
Section 4.3    Compliance Certificate.........................................32
Section 4.4    Further Instruments and Acts...................................32
Section 4.5    Maintenance of Office or Agency................................32
Section 4.6    Delivery of Certain Information................................33
Section 4.7    Tax Treatment of Debentures....................................33
Section 4.8    Additional Interest............................................33

                                      ARTICLE V
                                SUCCESSOR CORPORATION

Section 5.1    When Company or Any Guarantor May Merge or Transfer Assets.....33

                                     ARTICLE VI
                                DEFAULTS AND REMEDIES

Section 6.1    Events of Default..............................................35
Section 6.2    Acceleration...................................................36
Section 6.3    Other Remedies.................................................37
Section 6.4    Waiver of Past Defaults........................................37
Section 6.5    Control by Majority............................................37
Section 6.6    Limitation on Suits............................................37
Section 6.7    Rights of Holders to Receive Payment...........................38
Section 6.8    Collection Suit by Trustee.....................................38
Section 6.9    Trustee May File Proofs of Claim...............................38
Section 6.10   Priorities.....................................................39
Section 6.11   Undertaking for Costs..........................................39
Section 6.12   Waiver of Stay, Extension or Usury Laws........................40

                                     ARTICLE VII
                                       TRUSTEE

Section 7.1    Duties of Trustee..............................................40
Section 7.2    Rights of Trustee..............................................41
Section 7.3    Individual Rights of Trustee...................................43
Section 7.4    Trustee's Disclaimer...........................................43
Section 7.5    Notice of Defaults.............................................43
Section 7.6    Reports by Trustee to Holders..................................43
Section 7.7    Compensation and Indemnity.....................................43
Section 7.8    Replacement of Trustee.........................................44
Section 7.9    Successor Trustee by Merger....................................45
Section 7.10   Eligibility; Disqualification..................................45
Section 7.11   Preferential Collection of Claims Against Company..............45

                                    ARTICLE VIII
                               DISCHARGE OF INDENTURE

Section 8.1    Discharge of Liability on Securities...........................46
Section 8.2    Repayment to the Company or Guarantor..........................46

                                     ARTICLE IX
                                     AMENDMENTS

Section 9.1    Without Consent of Holders.....................................46
Section 9.2    With Consent of Holders........................................47
Section 9.3    Compliance with Trust Indenture Act............................47
Section 9.4    Revocation and Effect of Consents, Waivers and Actions.........48
Section 9.5    Notation on or Exchange of Securities..........................48
Section 9.6    Trustee to Sign Supplemental Indentures........................48
Section 9.7    Effect of Supplemental Indentures..............................48

                                      ARTICLE X
                                     CONVERSIONS

Section 10.1    Conversion Privilege..........................................48
Section 10.2    Conversion Procedure; Conversion Price; Fractional
                 Shares.......................................................50
Section 10.3    Adjustments of Conversion Price for Common Stock..............51
Section 10.4    Consolidation or Merger of the Company........................61
Section 10.5    Notice of Adjustment..........................................62
Section 10.6    Notice in Certain Events......................................62
Section 10.7    Company to Reserve Stock; Registration; Listing...............63
Section 10.8    Taxes on Conversion...........................................63
Section 10.9    Conversion After Record Date..................................64
Section 10.10   Company Determination Final...................................64
Section 10.11   Responsibility of Trustee for Conversion Provisions...........64
Section 10.12   Unconditional Right of Holders to Convert.....................64

                                     ARTICLE XI
                                     GUARANTEES

Section 11.1    Agreement to Guarantee........................................65
Section 11.2    Execution and Delivery of Guarantees..........................65
Section 11.3    No Recourse Against Others....................................66
Section 11.4    Future Guarantees.............................................67
Section 11.5    Release of Guarantees.........................................67

                                     ARTICLE XII
                                    MISCELLANEOUS

Section 12.1    Trust Indenture Act Controls..................................67
Section 12.2    Notices.......................................................67
Section 12.3    Communication by Holders with Other Holders...................68

Section 12.4    Certificate and Opinion as to Conditions Precedent............69
Section 12.5    Statements Required in Certificate or Opinion.................69
Section 12.6    Separability Clause...........................................69
Section 12.7    Rules by Trustee, Paying Agent, Conversion Agent and
                   Registrar..................................................69
Section 12.8    Legal Holidays................................................69
Section 12.9    Governing Law.................................................69
Section 12.10   No Recourse Against Others....................................70
Section 12.11   Successors....................................................70
Section 12.12   Multiple Originals............................................70
Section 12.13   Waiver of Jury Trial..........................................70


EXHIBITS

EXHIBIT A:    Form of Security...............................................A-1
EXHIBIT B:    Transfer Certificate...........................................B-1
EXHIBIT C:    Form of Supplemental Indenture.................................C-1

            INDENTURE dated as of December 18, 2001 among GTECH HOLDINGS CORPORATION, a Delaware corporation (the "Company"), GTECH CORPORATION, a Delaware corporation, GTECH RHODE ISLAND CORPORATION, a Rhode Island corporation, and GTECH LATIN AMERICA CORPORATION, a Delaware corporation, as guarantors (each, a "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 1-3/4% Convertible Debentures due December 15, 2021 ("Debentures"):

Article I
                  DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.1     Definitions.


         "Additional Interest" means additional interest payable to holders of Registrable Securities (as defined in the Registration Rights Agreement) if the Company and the Guarantors default in the registration of any Shelf Registration Statement, as specified in the Registration Rights Agreement.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

         "Board Resolution" means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the applicable Board of Directors and to be in full force and effect, and delivered to the Trustee.

         "Business Day" means, with respect to any Security, a weekday that in the City of New York is not a day on which banking institutions are authorized or obligated by law or regulation to close.

         "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

         "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

         "Common Stock" shall mean shares of the Company's Common Stock, $0.01 par value per share, or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

         "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

         "Conversion Date" means, with respect to any Holder, the first Business Day on which the Holder has satisfied all the requirements to convert its Debentures.

         "Corporate Trust Office" means the principal office of the Trustee in New York, New York, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

         "Credit Agreement" means the bank revolving credit agreement, dated June 22, 2001, among GTECH Corporation, as borrower, the Company and the other Guarantors, as guarantors, and the several lenders parties thereto, as such Credit Agreement is amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Debentures" means any of the Company's 1-3/4% Convertible Debentures due December 15, 2021, as amended or supplemented from time to time, issued under this Indenture.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1, and to the extent that such Securities are required to bear the Legend required by Section 2.6, such Securities will be in the form of a Rule 144A Global Security.

         "Guarantees" means the guarantees of the Guarantors as endorsed on each Security authenticated and delivered pursuant to this Indenture and shall include the Guarantees set forth in Article 11 of this Indenture and all other obligations and covenants of the Guarantors contained in this Indenture and the Debentures.

         "Guarantors" means (i) each of the parties named as a "Guarantor" in the first paragraph of this Indenture and (ii) each Person who becomes a Guarantor pursuant to Section

11.4 of this Indenture, in each case until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" means, without duplication, the principal or face amount of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and
(vi) all Indebtedness of others guaranteed by the Company or any Guarantor, as the case may be, or any of its Subsidiaries or for which the Company or any Guarantor, as applicable, or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

         "Interest Payment Date" means June 15 and December 15 of each year.

         "Legend" means the legend labeled as such and that is set forth in Exhibits A-1 and A-2 hereto.

         "Non-Recourse Indebtedness" means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to (i) in respect of the Company, identified assets of the Company or any Subsidiary and not to the Company or any Subsidiary personally and (ii) in respect of a Guarantor, identified assets of such Guarantor or any Subsidiary and not to such Guarantor or any Subsidiary personally.

         "Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary, or any Assistant Treasurer or Secretary of the Company or a Guarantor, as applicable.

         "Officers' Certificate" means a written certificate containing the information specified in Sections 12.4 and 12.5, signed in the name of the Company or the applicable Guarantor, as the case may be, by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section
4.3 shall be signed by an authorized financial or accounting Officer of the Company or the applicable Guarantor, as the case may be, but need not contain the information specified in Sections 12.4 and 12.5.

         "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.4 and 12.5, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or any Guarantor.

         "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Principal Amount" or "principal amount" of a Debenture means the Principal Amount as set forth on the face of the Debenture.

         "Purchase Agreement" means the Purchase Agreement, dated December 12, 2001, among the Company, the Guarantors and the initial purchasers named therein.

         "Redemption Date" or "redemption date" shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

         "Redemption Price" or "redemption price," when used with respect to any Debenture to be redeemed, means the price fixed for such redemption pursuant to
Article 3 of this Indenture and paragraph 5 of the Debentures.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 18, 2001, among the Company, the Guarantors and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time.

         "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Rule 144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1 that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A.

         "Sale Price" of a security on any date of determination means:

                  (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of a security (regular way) on the New York Stock Exchange on that date;

                  (ii) if that security is not listed on the New York Stock Exchange on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is listed;

                  (iii) if that security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

                  (iv) if that security is not so reported, the last price quoted by Interactive Data Corporation for that security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by us; or

                  (v) if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for that security.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Debentures and the Guarantees.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

         "Stated Maturity" means December 15, 2021.

         "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by, (i) with respect to the Company, the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, and (ii) with respect to any Guarantor, such Guarantor or by one or more Subsidiaries or by such Guarantor and one or more Subsidiaries.

         "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         "Trading Day" means any day on which the securities exchange or quotation system which is used to determine the Sale Price of the applicable security is open for trading or quotation, or if the applicable security is not so listed or quoted, any Business Day.

         "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         Section 1.2      Other Definitions.

Term:                                        Defined in Section:

"Act".....................................   1.5(a)
"Agent Members"...........................   2.12(e)
"Associate"...............................   3.8(a)
"beneficial owner"........................   3.8(a)
"Bid Solicitation Agent"..................   2.3
"Change in Control".......................   3.8(a)
"Change in Control Purchase Date".........   3.8(a)
"Change in Control Purchase Notice".......   3.8(c)
"Change in Control Purchase Price"........   3.8(a)
"Company Notice"..........................   3.7(e)
"Company Notice Date".....................   3.7(e)
"Conversion Agent"........................   2.3
"Conversion Price"........................   10.3
"Current Market Price"....................   10.3(g)
"distributed assets"......................   10.3(d)
"Depositary"..............................   2.1(a)
"DTC".....................................   2.1(a)
"Event of Default"........................   6.1
"Excess Amount"...........................   10.3(f)
" "ex" date"..............................   10.3(g)
"Ex-Dividend Time" .......................   10.1(b)
"Expiration Time:.........................   10.3(f)
"Fair Market Value".......................   10.3(g)
"Legal Holiday"...........................   12.8
"Market Price.............................   3.7(d)
"Non-Electing Share"......................   10.4
"Notice of Default".......................   6.1
"Paying Agent"............................   2.3
"Purchase Date"...........................   3.7(a)
"Purchase Notice".........................   3.7(a)
"Purchase Price"..........................   3.7(a)
"QIB".....................................   2.1(a)
"Record Date".............................   10.3(g)
"Reference Period"........................   10.3(d)
"Register"................................   2.3
"Registrar"...............................   2.3
"Rule 144A Information"...................   4.6
"Spin-off"................................   10.3(d)
"transfer"................................   2.12(d)
"Trigger Event"...........................   10.3(d)

         Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the Debentures means the Company or any other obligor on the Debentures and on the Guarantees means any Guarantor or any other obligor on the Guarantees.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

         Section 1.4 Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time;

                  (3) "or" is not exclusive;

                  (4) "including" means including, without limitation; and

                  (5) words in the singular include the plural, and words in the plural include the singular.

         Section 1.5 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Securities shall be proved by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

         (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   Article II
                                 THE SECURITIES

         Section 2.1 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the forms set forth on Exhibits A-1 and A-2, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

         (a) Rule 144A Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of a Rule 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

         (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

         Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.6(a) hereof and shall be made on the records of the Trustee and the Depositary.

         (c) Book-Entry Provisions. The Company shall execute, the Guarantors shall endorse and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iii) shall bear legends substantially to the following effect:

                  "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO GTECH HOLDINGS CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS

         OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

         Section 2.2 Execution and Authentication. The Securities (with the Guarantees endorsed thereon) shall be executed on behalf of the Company by any Officer, under its corporate seal reproduced thereon. The signature of the Officer of the Company on the Securities and the Guarantors on the Guarantees may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company or the Guarantors shall bind the Company and the Guarantors, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $175,000,000 upon a Company Order without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.7.

         The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

         Section 2.3 Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Company shall also appoint a bid solicitation agent ("Bid Solicitation Agent") to act pursuant to paragraph 1 of the Debentures. The Registrar shall keep a register ("Register") of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to
Section 4.5.

         The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent or Bid Solicitation

Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. None of the Company or any Subsidiary or any Affiliate of either of them may act as Bid Solicitation Agent.

         The Company initially appoints the Trustee as Registrar, Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Securities.

         Section 2.4 Paying Agent to Hold Money in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company or Guarantors in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for such money.

         Section 2.5 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee as of each interest record date and at such other times as the Trustee may request in writing the names and addresses of Holders as they appear in the Register, and the aggregate principal amount of Debentures held by each Holder.

         Section 2.6 Transfer and Exchange. (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company shall execute, the Guarantors shall endorse and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

         Subject to Section 2.12 hereof, at the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, the Guarantors shall endorse and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

         (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6. Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

         (d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

         (e) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the Legend, or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or
(ii) notification by the Company to the Trustee and registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

         Section 2.7 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, the Guarantors shall endorse and, upon the Company's written request, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion (but subject to any conversion rights) may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 2.8 Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section
2.7 and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

         If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money sufficient to pay amounts owed with respect to Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

         If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security.

         Section 2.9 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, the Guarantors may endorse and, upon Company Order, the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, the Guarantors shall endorse and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 2.10 Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

         Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such

Security for the purpose of receiving payment of the Principal Amount of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and accrued interest and Additional Interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee and any of their respective agents shall be affected by notice to the contrary.

         Section 2.12 Global Securities. (a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and this Section 2.12.

         (b) Subject to Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Security bearing the restrictive Legend is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

         (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 (including Rule 144(k)) or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

         (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

         (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

                  (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days,
         (ii) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (i) or (ii) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

         Section 2.13 CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE III
                            REDEMPTION AND PURCHASES

         Section 3.1 Right to Redeem; Notices to Trustee. (a) Optional Redemption. Subject to the rights of Holders set forth in Section 3.7 and
Section 10.1(a)(3), at any time on or after December 15, 2006, the Company may, at its option, redeem the Debentures in accordance with the provisions of paragraph 5 of the Debentures and at the Redemption Price specified in paragraph 5 of the Debentures, together with accrued interest up to but not including the Redemption Date and Additional Interest, if any, thereon; provided that if the Redemption Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest will be payable to the Holders in whose names the Debentures are registered at the close of business on the relevant record date for payment of such interest.

         (b) Notice to Trustee. If the Company elects to redeem Debentures pursuant to this Section 3.1, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Debentures to be redeemed and the Redemption Price.

The Company shall give the notice to the Trustee provided for in this Section 3.1(b) by a Company Order at least 20 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         Section 3.2 Selection of Debentures to Be Redeemed. If less than all the Debentures are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Debentures to be redeemed on a pro rata basis (so long as such method is not prohibited by the rules of any stock exchange on which the Debentures are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Debentures not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Debentures that have denominations larger than $1,000.

         Debentures and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly of the Debentures or portions of Debentures to be redeemed.

         If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Debentures that have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         Section 3.3 Notice of Redemption. At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Debentures to be redeemed.

         The notice shall identify the Debentures to be redeemed and shall state:

         (1) the Redemption Date;

         (2) the Redemption Price;

         (3) the Conversion Price;

         (4) the name and address of the Paying Agent and Conversion Agent;

         (5) that Debentures called for redemption may be converted at any time before the close of business on the date that is two Business Days prior to the Redemption Date;

         (6) that Holders who want to convert Debentures must satisfy the requirements set forth in paragraph 8 of the Debentures;

         (7) that Debentures called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor, together with accrued interest and Additional Interest, if any;

         (8) if fewer than all the outstanding Debentures are to be redeemed, the certificate numbers, if any, and Principal Amounts of the particular Debentures to be redeemed;

         (9) that, unless the Company defaults in making payment of such Redemption Price, interest on Debentures called for redemption will cease to accrue on and after the Redemption Date; and

         (10) the CUSIP number of the Debentures.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this
Section 3.3.

         Section 3.4 Effect of Notice of Redemption. Once notice of redemption is given, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Debentures which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Debentures shall be paid at the Redemption Price stated in the notice, together with accrued interest up to but not including the Redemption Date and Additional Interest, if any, thereon.

         Section 3.5 Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Debentures to be redeemed on that date, together with accrued interest up to but not including the Redemption Date and Additional Interest, if any, thereon, other than Debentures or portions of Debentures called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Debentures pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

         Section 3.6 Debentures Redeemed in Part. Upon surrender of a Debenture that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Debenture in an authorized denomination equal in Principal Amount to the unredeemed portion of the Debenture surrendered.

         Section 3.7 Purchase of Debentures at Option of the Holder. (a) General. Debentures shall be purchased by the Company in accordance with the provisions of paragraph 6 of the Debentures as of December 15, 2004, December 15, 2006. December 15, 2011 and December 15, 2016 (each, a "Purchase Date") at a purchase price per Debenture equal to 100% of the aggregate Principal Amount of the Debenture (the "Purchase Price"), together with accrued interest up to but not including the Purchase Date and Additional Interest, if any, thereon; provided that if the Purchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest will be payable to the Holders in whose names the Debentures are registered at the close of business on the relevant record date.

         Purchases of Debentures hereunder shall be made, at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date stating:

                           (A) the certificate number of the Debenture which the
                  Holder will deliver to be purchased;

                           (B) the portion of the Principal Amount of the
                  Debenture which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof;

                           (C) that such Debenture shall be purchased as of the
                  Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Debentures and in this Indenture; and

                           (D) that if the Company elects pursuant to Section
                  3.7(b) to pay the Purchase Price on such Purchase Date, in whole or in part, in shares of Common Stock, but such portion of the Purchase Price to be paid in Common Stock is ultimately to be paid in cash because any condition in Section 3.7(d) is not satisfied, such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Debentures to which it relates (stating the Principal Amount and certificate numbers of the securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the Purchase Price for all or portions of Debentures subject to such Purchase Notice; and

                  (2) delivery of such Debenture prior to, on or after the Purchase Date (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent or to the office or agency referred to in Section 4.5, such delivery being a condition to receipt by the Holder of the Purchase Price therefor, together with all accrued interest and Additional Interest, if any; provided, however, that such Purchase Price, together with all accrued interest and Additional Interest, if any, shall be so paid pursuant to this Section 3.7 only if the Debenture so delivered shall conform in all respect to the description thereof in the related Purchase Notice.

         If a Holder in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.9, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.7(a)(1) above, such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price otherwise payable in Common Stock.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.7, a portion of a Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.7 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Debenture.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (b) Company's Right to Elect Manner of Payment of Purchase Price. The Debentures to be purchased pursuant to Section 3.7(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in this Section 3.7. The Company shall designate, in the notice from the Company delivered pursuant to
Section 3.7(e), whether the Company will purchase the Debentures for cash or Common Stock, and, if a combination thereof, the percentages of the Purchase Price of Debentures in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Any Holder who has elected to have Debentures purchased pursuant to this Section 3.7 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Debentures as all Holders making such election with respect to a particular Purchase Date, except (i) as provided in
Section 3.7(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Debentures of a Holder or Holders for Common Stock because of a failure to satisfy, prior to the close of business on the Business Day immediately preceding the Purchase Date, any condition set forth in Section 3.7(d), the Company shall purchase the Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given notice thereof to Holders except pursuant to Section 3.7(d).

         At least five Business Days before the Company Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (1) the manner of payment selected by the Company;

                  (2) the information required by Section 3.7(e);

                  (3) that the conditions to such manner of payment set forth in
         Section 3.7(d) have or will be complied with; and

                  (4) whether the Company desires the Trustee to give the notice required by Section 3.7(e).

         (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Principal Amount of the Debentures in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given, or a specified percentage thereof, may be purchased by the Company with cash equal to the aggregate Purchase Price for, together with all accrued interest and any Additional Interest on, such Debentures.

         (d) Payment by Common Stock. On each Purchase Date, at the option of the Company, the Principal Amount of the Debentures in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given, or a specified percentage thereof, may be purchased by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Debentures in cash by (ii) 95% of the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

         The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Debenture purchased, the number of shares of Common Stock shall be based on the aggregate amount of Debentures to be purchased.

         "Market Price" of the Common Stock means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on the third Business Day prior to the applicable Purchase Date. If the third Business Day prior to the applicable Purchase Date is not a Trading Day, the five Trading Day period will end on the last Trading Day prior to such third Business Day. The Market Price will be appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date, of any event described in Section 10.3, subject, however, to the conditions set forth in Section 10.3.

         The Company's right to exercise its election to purchase the Debentures pursuant to this Section through the issuance of shares of Common Stock shall be conditioned upon:

                  (1) the Company's not having given notice of an election to pay entirely in cash and its giving of timely notice of election to purchase all or a specified percentage of the Debentures with Common Stock as provided herein;

                  (2) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act and the Exchange Act, in each case if required;

                  (3) the listing of the Common Stock on the relevant Purchase Date on the NASDAQ National Market or the New York Stock Exchange or other national securities exchange;

                  (4) any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration; and

                  (5) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Debentures, will be validly issued, fully paid and nonassessable and shall be free of any preemptive rights and any lien or adverse claim (provided that such Opinion of Counsel may state that, insofar as it relates to the absence of such preemptive rights, liens and adverse claims, it is given upon the best knowledge of such counsel), and, in the case of such Officers' Certificate, that conditions (1), (2), (3) and (4) above and the condition set forth in the second succeeding sentence in the paragraph below have been satisfied and, in the case of such Opinion of Counsel, that conditions (2), (3) and (4) above have been satisfied.

Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Debentures and the Sale Price of a share of Common Stock on each Trading Day of the period during which the Market Price is calculated. The Company may elect to pay in Common Stock only if the information necessary to calculate the Market Price is reported in The Wall Street Journal or another daily newspaper of national circulation. If such conditions are not satisfied prior to or on the Purchase Date and the Company elected to purchase the Debentures pursuant to this Section 3.7 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price in cash.

         (e) Notice of Election. The Company shall send notices of its election (the "Company Notice") to purchase with cash or Common Stock or any combination thereof to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 12.2. The Company Notice shall be sent to the Holders (and to beneficial owners as required by applicable law) on a date not less than 20 Business Days prior to each Purchase Date (such date not less than 20 Business Days prior to each Purchase Date being herein referred to as the "Company Notice Date"). Such notices shall state the manner of payment elected and shall contain the following information:

         In the event the Company has elected to pay the Purchase Price (or any specified percentage thereof) with Common Stock, the notice shall:

                  (1) state that each Holder who elects to have Debentures purchased on the applicable Purchase Date will receive Common Stock with a Market Price determined as of a specified date prior to such Purchase Date in an amount equal to such specified percentage of the Purchase Price of the Debentures held by such Holder elected by the Company to be paid with Common Stock (except for any cash amount to be paid in lieu of fractional shares); and

                  (2) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

         In any case, each notice shall include a form of Purchase Notice to be completed by the Holder and shall state:

                  (i) the Purchase Price and the Conversion Price;

                  (ii) the name and address of the Paying Agent and the Conversion Agent;

                  (iii) that Debentures as to which a Purchase Notice has been given may be converted into Common Stock at any time prior to the close of business on the applicable Purchase Date if they are otherwise convertible in accordance with Article 10 hereof and paragraph 8 of the Debentures only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Debentures must be surrendered to the Paying Agent to collect payment;

                  (v) that the Purchase Price for, and any accrued interest and any Additional Interest on, any Debenture as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Debenture as described in subclause (iv) above;

                  (vi) the procedures the Holder must follow to exercise rights under this Section 3.7 and a brief description of those rights;

                  (vii) briefly, the conversion rights of the Debentures and that Holders who want to convert Debentures into Common Stock must satisfy the requirements set forth in Article 10 hereof and paragraph 8 of the Debenture;

                  (viii) the procedures for withdrawing a Purchase Notice (including for a conditional withdrawal pursuant to the terms of Section 3.7(a)(1)(D) or pursuant to the terms of Section 3.9);

                  (ix) that, unless the Company defaults in making payment on Debentures for which a Purchase Notice has been submitted, interest on such Debentures will cease to accrue on the Purchase Date; and

                  (x) the CUSIP number of the Debentures.

         At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount of Debentures, the Company will promptly publish such determination in The Wall Street Journal or another daily newspaper of national circulation and furnish the Trustee with an affidavit of publication.

         (f) Covenants of the Company and the Guarantors. All shares of Common Stock delivered upon purchase of the Debentures shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         (g) Procedure Upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 3.7(c) or for fractional interests, as applicable) or shares of Common Stock, or any combination thereof, as applicable, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Debentures, plus cash in an amount sufficient to pay all accrued interest to, but not including, the Purchase Date and Additional Interest, if any, thereon, to be purchased pursuant to this Section 3.7. As soon as practicable after the later of the Purchase Date and the date such Debentures are surrendered to the Paying Agent, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of such Common Stock on the Business Day following the related Purchase Date. Subject to Section 3.7(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred prior to the Purchase Date.

         (h) Taxes. If a Holder of a Debenture is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

         Section 3.8 Purchase of Debentures at Option of the Holder upon Change in Control. (a) If at any time the Debentures remain outstanding there shall have occurred a Change in Control, Debentures shall be purchased by the Company, at the option of the Holder thereof, at the purchase price specified in paragraph 6 of the Debentures (the "Change in Control Purchase Price"), together with accrued interest up to but not including the Change in Control Purchase Date and Additional interest, if any, thereon, as of the date that is 45 Business Days after the date of the notice referred to in Section 3.8(b) (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.8(c).

         A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

                  (i) There shall be consummated any share exchange, consolidation or merger of the Company pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger; or

                  (ii) There is a report filed on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this Section 3.8 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock then outstanding; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

                  "Associate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

Notwithstanding the foregoing provisions of this Section 3.8, a Change in Control shall not be deemed to have occurred:

                  (1) by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise;

                  (2) if the Sale Price of the Common Stock for any five Trading Days within:

                           (A) the period of ten consecutive Trading Days ending
                  immediately before the Change in Control, in the case of a Change in Control under paragraph (i) above; or

                           (B) the period of ten consecutive Trading Days ending
                  immediately after the later of the Change in Control and the public announcement of the Change in Control, in the case of a Change in Control under paragraph (ii) above;

                  shall equal or exceed 105% of the Conversion Price of the Debentures in effect on each such Trading Day; or

                  (3) at least 90% of the consideration in the transaction or transactions constituting a Change in Control consist of shares of Common Stock traded or to be traded immediately following such Change in Control on a national securities exchange or the NASDAQ National Market and, as a result of the transaction or transactions, the Debentures become convertible solely into such common stock (and any rights attached thereto).

         (b) Within 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

                  (1) briefly, the events causing a Change in Control and the date such Change in Control is deemed to have occurred for purposes of this Section 3.8;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

                  (3) the Change in Control Purchase Date;

                  (4) the Change in Control Purchase Price;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6) the Conversion Price and any adjustments thereto;

                  (7) that Debentures as to which a Change in Control Purchase Notice has been given may be converted into Common Stock at any time prior to the close of business on the Change in Control Purchase Date pursuant to Article 10 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (8) that Debentures must be surrendered to the Paying Agent to collect payment;

                  (9) that the Change in Control Purchase Price for any Debenture as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Debenture as described in (8);

                  (10) the procedures the Holder must follow to exercise rights under this Section 3.8 and a brief description of those rights;

                  (11) briefly, the conversion rights of the Debentures;

                  (12) the procedures for withdrawing a Change in Control Purchase Notice;

                  (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest on Debentures surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

                  (14) the CUSIP number of the Debentures.

         (c) A Holder may exercise its rights specified in Section 3.8(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the fifth business day prior to the Change in Control Purchase Date, stating:

                  (1) the certificate number of the Debenture that the Holder will deliver to be purchased;

                  (2) the portion of the Principal Amount of the Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (3) that such Debenture shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Debentures.

         The delivery of such Debenture to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.8 only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Debenture to the Paying Agent in accordance with this Section 3.8.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this
Section 3.8(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

         Section 3.9 Effect of Purchase Notice or Change in Control Purchase Notice; Withdrawal of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.7(a) or Section 3.8(c), as applicable, the Holder of the Debenture in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, in each case together with all accrued interest to, but not including, the Purchase Date or Change in Control Purchase Date, as the case may be, and Additional Interest, if any, thereon, with respect to such Debenture. Such Purchase Price or Change in Control Purchase Price, as the case may be, together with all accrued interest to, but not including, the Purchase Date or the Change in Control Purchase Date, as the case may be, and Additional Interest, if any, thereon, shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Debenture (provided the conditions in Section 3.7(a) or Section 3.8(c), as applicable, have been satisfied) and (y) the time of delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 3.7(a) or Section 3.8(c), as applicable. Debentures in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 10 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

         (1) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted,

         (2) the Principal Amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

         (3) the Principal Amount, if any, of such Debenture which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

         There shall be no purchase of any Debentures pursuant to Section 3.7 or
3.8 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debentures). The Paying Agent will promptly return to the respective Holders thereof any Debentures (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debentures) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 3.10 Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m. (local time in the City of New York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money (in immediately available funds if deposited on such Business Day) and/or shares of Common Stock sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, in each case together with all accrued interest to, but not including, the Purchase Date or Change in Control Purchase Date, as the case may be, and Additional Interest, if any, thereon, of all the Debentures or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

         Section 3.11 Debentures Purchased in Part. Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Debenture so surrendered which is not purchased.

         Section 3.12 Covenant to Comply with Securities Laws upon Purchase of Debentures. When complying with the provisions of Section 3.7 or 3.8 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.7 and 3.8 to be exercised in the time and in the manner specified in Sections 3.7 and 3.8.

         Section 3.13 Repayment to the Company or Any Guarantor. The Trustee and the Paying Agent shall return to the Company or any applicable Guarantor, as the case may be, any cash and/or shares of Common Stock that remain unclaimed as provided in paragraph 12 of the Debentures, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued interest and Additional Interest, if any; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to
Section 3.10 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Debentures or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, and accrued interest and Additional Interest, if any, thereon, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)).

                                   Article IV

                                    COVENANTS

         Section 4.1 Payment of Debentures. The Company shall promptly make all payments in respect of the Debentures on the dates and in the manner provided in the Debentures or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. (New York City time) by the Company. Interest installments, Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Interest, if any, and interest, if any, due on overdue amounts shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

         The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Debentures, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Debentures.

         Section 4.2 SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.

         In addition, the Company shall comply with the other provisions of TIA
Section 314(a).

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 4.3 Compliance Certificate. The Company and the Guarantors shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on February 23, 2002) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company or the Guarantors are in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company or the Guarantors shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         Section 4.4 Further Instruments and Acts. Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 4.5 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company or any Guarantor in respect of the Debentures and this Indenture may be served. The Corporate Trust Office shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

         The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

         Section 4.6 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Debentures or holder or beneficial owner of Common Stock delivered upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Debentures or holder or beneficial owner of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

         Section 4.7 Tax Treatment of Debentures. The Company and the Trustee, on behalf of the Holders, agree that (i) the Debentures are contingent payment debt instruments within the meaning of Treasury Regulation Section1.1275-4, (ii) each Holder shall be bound by the Company's application of the Treasury regulations to the Debentures, including the Company's determination of the comparable yield within the meaning of Treasury Regulation Section1.1275-4(b)(4), (iii) each Holder shall use the projected payment schedule with respect to the Debentures provided by the Company to the Holder, as provided in Treasury Regulation Section1.1275-4(b)(4), to determine its interest accruals and adjustments as provided in Treasury Regulation Section1.1275-4(b)(4)(iv), and (iv) the Company and each Holder will not take any position on a tax return inconsistent with (i), (ii) or (iii), unless required by applicable law.

         Section 4.8 Additional Interest. If at any time Additional Interest becomes payable by the Company and the Guarantors pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company or any Guarantor has paid Additional Interest directly to the persons entitled to such amounts, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                   Article V

                              SUCCESSOR CORPORATION

         Section 5.1 When Company or Any Guarantor May Merge or Transfer Assets. Neither Company or any of the Guarantors shall consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

                  (a)      (1) the Company or such Guarantor, as the case may

         be, shall be the continuing corporation or (2) the person (if other than the Company or such Guarantor, as the case may be) formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company or such Guarantor, as the case may be, substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the Guarantors under the Securities and this Indenture;

                  (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (c) the Company or such Guarantor, as applicable, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5, that all conditions precedent herein provided for relating to such transaction have been satisfied and the supplemental indenture will constitute the legally valid and binding obligation of such successor person, enforceable against such person in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors' rights and by general principles of equity.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company, any Guarantor or another Subsidiary), which, if such assets were owned by the Company or such Guarantor, as the case may be, would constitute all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be.

                  The successor person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein; and thereafter, except in the case of a lease and obligations the Company or such Guarantor, as the case may be, may have under a supplemental indenture pursuant to Section 10.4, the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.6, the Company, the Guarantors, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                   Article VI

                              DEFAULTS AND REMEDIES

                  Section 6.1 Events of Default. An "Event of Default" occurs if:

                  (a) the Company defaults in the payment of interest or Additional Interest, if any, payable on any Debenture when the same becomes due and payable and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment of the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price on any Debenture when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

                  (c) the Company or any Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default;

                  (d) an event of default, as defined in any indenture or instrument evidencing or under which the Company or any Guarantor, on the date any determination shall be made under this clause (d), shall have outstanding at least $25,000,000 aggregate principal amount of Indebtedness for borrowed money (other than Non-Recourse Indebtedness), shall happen and be continuing and such event of default shall involve
         (x) the failure to pay the principal of or premium, if any, on such Indebtedness (or any part thereof) on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or (y) such Indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 10 Business Days after notice thereof shall have been given to the Company or such Guarantor, as applicable, by the Trustee (if such event be known to it) or to the Company or such Guarantor, as applicable, and the Trustee by the Holders of at least 25% in aggregate principal amount of all of the Securities at the time outstanding; provided that, if such event of default under such indenture or instrument shall be remedied or cured by the Company or such Guarantor, as applicable, or waived by the requisite holders of such indebtedness, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders, and provided further, however, that subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by the Company or such Guarantor, as applicable, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of the Securities at the time outstanding;

                  (e) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by such Guarantor or the Company not to be in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and such Guarantee;

                  (f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any Guarantor or for any substantial part of its property or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (g) the Company or any Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any Guarantor or for any substantial part of its property or make any general assignment for the benefit of creditors.

                  A Default under clause (c), (d) or (e) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Debentures at the time outstanding notify the Company, the Guarantors and the Trustee, of the Default and neither the Company nor any of the Guarantors cures such Default (and such Default is not waived) within the time specified in clause (c), (d) or (e) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default." The Company or any Guarantor shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clauses (c), (d) or (e) above, its status and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.

                  Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(f) or (g)) occurs and is continuing, the Trustee by notice to the Company and the Guarantors, or the Holders of at least 25% in aggregate Principal Amount of the Debentures at the time outstanding by notice to the Company, the Guarantors and the Trustee, may declare the Principal Amount of all the Debentures plus all accrued interest thereon through the date of declaration to be immediately due and payable. Upon such a declaration, such Principal Amount plus all accrued interest and Additional Interest, if any, shall become and be immediately due and payable. If an Event of Default specified in Section 6.1(f) or (g) occurs and is continuing, the Principal Amount of all the Debentures plus all accrued interest and Additional Interest, if any, thereon shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount of the Debentures at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Principal Amount plus all accrued interest and Additional Interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount of all the Debentures plus all accrued interest and Additional Interest, if any, thereon or to enforce the performance of any provision of the Debentures or this Indenture.

                  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Debentures or does not produce any of the Debentures in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  Section 6.4 Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount of the Debentures at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.1(a) or 6.1(b), (b) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected or (c) a Default which constitutes a failure to convert any Debenture in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  Section 6.5 Control by Majority. The Holders of a majority in aggregate Principal Amount of the Debentures at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  Section 6.6 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (b) the Holders of at least 25% in aggregate Principal Amount of the Debentures at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (e) the Holders of a majority in aggregate Principal Amount of the Debentures at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

                  Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of interest installments, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Interest, if any, or interest, if any, due on overdue amounts in respect of the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures, and to convert the Debentures in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

                  Section 6.8 Collection Suit by Trustee. If an Event of Default described in Section 6.1(a) or 6.1(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount owing with respect to the Debenture and the amounts provided for in Section 7.7.

                  Section 6.9 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Debentures or the property of the Company, such Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether interest installments, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Interest, if any, or interest, if any, due on overdue amounts in respect of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or such Guarantor for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for any accrued and unpaid interest installments, the whole amount of the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Interest or interest, if any, due on overdue amounts in respect of the Debentures, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding; and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 7.7;

                  Second: to Securityholders for amounts due and unpaid on the Debentures for any accrued and unpaid interest installments, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Interest, if any, or interest, if any, due on overdue amounts in respect of the Debentures, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Debentures; and

                  Third: the balance, if any, to the Company or, to the extent the Trustee collects any amount pursuant to the Guarantees from any Guarantor, to such Guarantor, as applicable.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder, the Company and any Guarantor from whom the Trustee collected any money pursuant to this Article 6 a notice that states the record date, the payment date and the amount to be paid.

                  Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6 or a suit by Holders of more than 10% in aggregate Principal Amount of the Debentures at the time outstanding. This
Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  Section 6.12 Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of any interest installment, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Interest or interest, if any, due on overdue amounts in respect of the Debentures, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company and such Guarantor (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                     TRUSTEE

                  Section 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.1(b) shall be in lieu of Section 3.15(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                  Section 7.2 Rights of Trustee. Subject to its duties and responsibilities under the TIA,

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

                  (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (d) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

                  (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

                  (k) the Trustee may request that the Company or any Guarantor deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  Section 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                  Section 7.5 Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Sections 6.1(a) and 6.1(b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

                  Section 7.6 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such
Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

                  Section 7.7      Compensation and Indemnity. The Company
agrees:

                  (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

                  (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay interest installments, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Interest or interest, if any, due on overdue amounts, as the case may be, in respect of any Debentures.

                  The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(f), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

                  Section 7.8 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

                  The Trustee may resign by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate Principal Amount of the Debentures at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may at any time prior to the occurrence and continuation of an Event of Default remove the Trustee by Company Order given at least 30 days prior to the date of the proposed removal.

                  The Company shall remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10;

                  (b)      the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.7.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Debentures at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Securityholders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

                  Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

                  Section 8.1      Discharge of Liability on Securities. When
(i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company or any Guarantor deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company or any Guarantor pays all other sums payable hereunder by the Company, then this Indenture shall, subject to
Section 7.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

                  Section 8.2 Repayment to the Company or Guarantor. The Trustee and the Paying Agent shall return to the Company or any Guarantor, as the case may be, upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company or such Guarantor, as applicable, Holders entitled to the money or securities must look to the Company and the Guarantors for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE IX

                                   AMENDMENTS

                  Section 9.1 Without Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder, so long as such changes, other than those in clause (b), do not materially and adversely affect the interests of the
Securityholder:

                  (a) to cure any ambiguity, omission, defect or inconsistency;

                  (b)      to comply with Article 5 or Section 10.4;

                  (c) to secure the obligations of the Company under the Securities and this Indenture;

                  (d) to add to the covenants of the Company or any Guarantor for the benefit of the Securityholders or to surrender any right or power conferred upon the Company or any Guarantor;

                  (e) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or

                           (f) to add one or more additional Guarantors in respect of the Guarantees.

                  Section 9.2 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company, the Guarantors and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

                  (a) change the record or payment dates for interest installments, or reduce the rate of interest referred to in paragraph 1 of the Debentures, or extend the time for payment of interest on any Debenture;

                  (b) reduce the Principal Amount or change the Stated Maturity of any Debenture;

                  (c) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Debenture;

                  (d) make any Debenture payable in money or securities other than that stated in the Debenture;

                  (e)      make any change in Section 6.4, Section 6.7 or this
         Section 9.2, except to increase any percentage set forth therein;

                  (f) make any change that adversely affects the right to convert any Debenture;

                  (g) make any change that adversely affects the right to require the Company to purchase the Debentures in accordance with the terms thereof and this Indenture;

                  (h) impair the right to institute suit for enforcement of any payment with respect to, or conversion of, the Debentures; or

                  (i) modify the Guarantees in a manner adverse to Holders of the Securities.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                  Section 9.3 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

                  Section 9.4 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

                  Section 9.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                  Section 9.6 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this
Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  Section 9.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                    ARTICLE X

                                   CONVERSIONS

                  Section 10.1 Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder, any Debenture or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion:

                  (1) on any Business Day if the Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on and including the

         Trading Day before the date of surrender for conversion is more than 120% of the Conversion Price in effect on such preceding Trading Day;

                  (2) during any period in which (i) the credit ratings assigned to the Debentures by either Moody's Investors Service, Inc. or Standard & Poor's Rating Services is lower than Ba1 or BB, respectively, or (ii) the credit rating assigned to the Debentures is suspended or withdrawn by either rating agency;

                  (3) if the Company has called the Debentures for redemption; or

                  (4) upon the occurrence of the corporate transactions specified in paragraph (b) of this Section 10.1.

                  The Company shall determine on a daily basis whether the Debentures shall be convertible as a result of the occurrence of an event specified in clause (1) above and, if the Debentures shall be so convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Debentures shall become convertible pursuant to Section 10.1, the Company or, at the Company's written request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 12.2, and the Company shall also publicly announce such information and publish it on the Company's website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  (b)      In addition, in the event that:

                  (1) (A) the Company elects to distribute to all holders of its shares of Common Stock rights or warrants entitling them (for a period expiring within 60 days after the Record Date of such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the Sale Price of the Common Stock on the Trading Day immediately preceding the announcement of such distribution, (B) the Company elects to distribute to all holders of its shares of Common Stock cash or other assets, debt securities or rights or warrants to purchase its securities, where the Fair Market Value (as determined by the Board of Directors) of such distribution per share of Common Stock exceeds 10% of the Sale Price of a share of Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, or (C) a Change in Control occurs but Holders of Debentures do not have the right to require the Company to purchase their Debentures as a result of such Change in Control because either (i) the Sale Price of the Common Stock for specified periods (as described in the definition of Change in Control) exceeds the levels specified in the definition of Change in Control or (ii) the consideration received in such Change in Control consists of Capital Stock that is freely tradeable and the Debentures become convertible into that Capital Stock as specified in the definition of Change in Control, then, in each case, the Debentures may be surrendered for conversion at any time on or after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time (as defined below) for such distribution, in the case of (A) or (B), or within 30 days after the occurrence of the Change in Control, in the case of (C), until either
         (x) the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time and the date the Company announces that such distribution will not take place, in the case of (A) or (B), or
         (y) 30 days after the Company's delivery of the Change in Control Purchase Notice, in the case of (C); or

                  (2) the Company is party to a consolidation, merger, binding share exchange or transfer or lease of all or substantially all of its assets pursuant to which the shares of Common Stock would be converted into, or into the right to receive, cash, securities or other property as set forth in Section 10.4 hereof, then the Debentures may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual effective date of such transaction.

                  "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuances or distribution.

                  Section 10.2 Conversion Procedure; Conversion Price; Fractional Shares. (a) Each Debenture shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The Debentures will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Debenture, except as described in this Article 10. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Debentures, but instead shall, subject to Section 10.3(k) hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of the Common Stock on the last Trading Day prior to the Conversion Date. Notwithstanding the foregoing, a Debenture in respect of which a Holder has delivered a Company Notice exercising such Holder's option to require the Company to repurchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with
Section 3.9 hereof.

                  (b) Before any Holder of a Debenture shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Debentures issued in the form of Global Securities, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, complete the conversion notice on the back of the Debentures (or a facsimile thereof) and surrender such Debentures, duly endorsed to the Company or in blank, and the conversion notice at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Debentures to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

                  Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Debentures, as provided in Section 10.9, and all taxes or duties, if any, as provided in Section 10.8.

            If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Debenture, or to such Holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together, subject to the last sentence of paragraph (a) above, with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

                  (c) If the Company exercises its option to redeem the Debentures pursuant to Section 3.1, a Holder may nevertheless exercise its right to convert such Debentures in accordance with this Article 10 at any time before the close of business on the date that is two Business Days prior to the Redemption Date.

                  (d) A Debenture shall be deemed to have been converted as of the close of business on the Conversion Date, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

                  (e) In case any Debentures shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debentures so surrendered, without charge to such Holder (subject to the provisions of Section
10.8 hereof), new Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.

                  Section 10.3 Adjustments of Conversion Price for Common Stock. The conversion price (the "Conversion Price") means the Principal Amount of Debentures that can be exchanged for one share of Common Stock, subject to adjustments set forth herein. The initial Conversion Price shall be that set forth in paragraph 8 of the Debentures. The Conversion Price shall be adjusted from time to time as follows:

                  (a) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Price in effect at the opening of business on the date following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                  (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination; and

                  (2) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

                  Such reduction shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this
Section 10.3(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Debentures are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

                  Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 10.3(d)) to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Sale Price on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such date of announcement by a fraction:

                  (1) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Sale Price of the Common Stock; and

                  (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

                  Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

                  (d) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), cash, shares of its capital stock (other than any dividends or distributions to which Section 10.3(a) applies), evidences of its Indebtedness or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 10.3(c), (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.4 applies and (iii) dividends and distributions paid exclusively in cash (such capital stock, evidence of its Indebtedness, cash, other assets or securities being distributed hereinafter in this Section 10.3(d) called the "distributed assets"), then, in each such case, subject to the third and fourth succeeding paragraphs and the last sentence of this Section 10.3(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                  (1) the numerator of which shall be the Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date)(determined as provided in Section 10.3(g)) on such date; and

                  (2)      the denominator of which shall be such Current Market
         Price.

                  Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 10.3(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

                  In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Common Stock on the same Trading Day.

                  Rights or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 10.3(d) (and no adjustment to the Conversion Price under this Section 10.3(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 10.3(d):

                  (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

                  (2) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                  For purposes of this Section 10.3(d) and Sections 10.3(a), 10.3(b) and 10.3(c), any dividend or distribution to which this Section 10.3(d) is applicable that also includes (i) shares of Common Stock, (ii) a subdivision or combination of shares of Common Stock to which Section 10.3(b) applies or
(iii) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10.3(c) applies (or any combination thereof), shall be deemed instead to be:

                  (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 10.3(a), 10.3(b) and 10.3(c) apply, respectively (and any Conversion Price reduction required by this Section 10.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

                  (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 10.3(a), 10.3(b) and 10.3(c) with respect to such dividend or distribution shall then be made), except:

                           (A)      the Record Date of such dividend or
                  distribution shall be substituted as (i) "Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determination" and "Record Date" within the meaning of Section 10.3(a), (ii) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 10.3(b), and (iii) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 10.3(c); and

                           (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.3(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

                  In the event of any distribution referred to in this Section 10.3(d) in which (1) the Fair Market Value (as determined by the Board of Directors) of such distribution applicable to one share of Common Stock (determined as provided above) equals or exceeds the average of the Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the

Record Date for such distribution or (2) the average of the Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution exceeds the Fair Market Value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture, in addition to shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Debenture immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

                  In the event of any distribution referred to in Section 10.3(c) or 10.3(d), where, in the case of a distribution described in Section 10.3(d), the Fair Market Value of such distribution per share of Common Stock (as determined by the Board of Directors) exceeds 10% of the Sale Price of a share of Common Stock on the Business Day immediately preceding the declaration date for such distribution, then, if such distribution would also trigger a conversion right under Section 10.1(b) or the Debentures are otherwise convertible pursuant to this Article 10, the Company will be required to give notice to the Holders of Debentures at least 20 days prior to the Ex-Dividend Time for the distribution and, upon the giving of notice, the Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such conversion right, until the close of business on the Business Day prior to the Ex-Dividend Time or the Company announces that such distribution will not take place. No adjustment to the Conversion Price or the ability of a Holder of a Debenture to convert will be made if the Holder will otherwise participate in such distribution without conversion.

                  (e) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock, cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.4 applies or as part of a distribution referred to in Section 10.3(d)), in an aggregate amount that, combined together with:

                  (1) the aggregate amount of any other such distributions to all holders of shares of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this
         Section 10.3(e) has been made; and

                  (2) the aggregate amount of any cash, plus the Fair Market Value (as determined by the Board of Directors) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 10.3(f) has been made;

exceeds 10% of the product of the Current Market Price of the Common Stock on the Record Date with respect to such distribution, times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

                  (1) the numerator of which shall be equal to the Current Market Price on the Record Date, less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date; and

                  (2) the denominator of which shall be equal to the Current Market Price on such date.

                  However, in the event that the then Fair Market Value (as so determined) of the portion of cash and other securities, if any, so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of cash in excess of such 10% such Holder would have received had such Holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of shares tendered) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors) that combined together with:

                  (1) the aggregate amount of the cash, plus the Fair Market Value (as determined by the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 10.3(f) has been made; and

                  (2) the aggregate amount of any distributions to all holders of shares of Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 10.3(e) has been made;

exceeds 10% of the product of the Current Market Price of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended), times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time (such excess, the "Excess Amount"), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

                  (1)      the numerator of which shall be (x) the product of
         (i) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, less (y) the Excess Amount; and

                  (2) the denominator shall be the product of the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

                  Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such (or such portion of the) tender offer had not been made. If the application of this Section 10.3(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 10.3(f).

                  (g) For purposes of this Article 10, the following terms shall have the meanings indicated:

                  "Current Market Price" on any date means the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

                  (1) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.3(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by dividing such Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

                  (2) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.3(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

                  (3) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or
         (2) of this proviso, the Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10.3(d), (e) or (f)) of the evidences of

         Indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 10.3(f), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.3(a), (b), (c), (d),
(e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                  (1) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

                  (2) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

                  (3) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 10.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

            "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined by the Board of Directors, whose determination shall be conclusive).

            "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (h) The Company shall be entitled to make such additional reductions in the Conversion Price, in addition to those required by Sections 10.3(a), (b), (c), (d), (e) and (f), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States federal income tax purposes.

                  (i) To the extent permitted by applicable law, the Company may, from time to time, reduce the Conversion Price by any amount for any period of time, if such period is at least 20 days and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Debentures maintained by the Registrar, at least 15 days prior to the date the reduced Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it will be in effect.

                  (j) In any case in which this Section 10.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 10.5) issuing to the Holder of any Debentures converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (k) All calculations under this Section 10.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and
0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 10.3, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 10.3 shall be made successively whenever an event requiring such an adjustment occurs.

                  (l) In the event that at any time, as a result of an adjustment made pursuant to this Section 10.3, the Holder of any Debentures thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Debentures originally were convertible, the conversion price of such other shares so receivable upon conversion of any such Debentures shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 10.3, and the provisions of Sections 10.1, 10.2 and 10.4 through 10.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

                  (m)      No adjustment shall be made pursuant to this Section
10.3 (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) if the Holders of the Debentures may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 10.3.

                  Section 10.4 Consolidation or Merger of the Company. If any of the following events occurs, namely:

                  (a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                  (b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

                  (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Debentures shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Debentures 'been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 10.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
10. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 10 hereof.

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Debentures maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section 10.4 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

                  If this Section 10.4 applies to any event or occurrence,
Section 10.3 shall not apply.

                  Section 10.5 Notice of Adjustment. Whenever an adjustment in the Conversion Price with respect to the Debentures is required:

                  (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

                  (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 12.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  Section 10.6      Notice in Certain Events. In case:

                  (a) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company;

                  (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (c) of any action triggering an adjustment of the Conversion Price referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Debentures in the manner provided in Section 12.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article 10, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or
(y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article 10 is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

                  Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this Section 10.6.

                  Section 10.7 Company to Reserve Stock; Registration; Listing. (a) The Company shall, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of a combination of its authorized but unissued shares of Common Stock or its purchased shares of Common Stock which are then held in the treasury of the Company, for the purpose of effecting the conversion of the Debentures, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Debentures then Outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Debentures would be held by a single Holder). The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in
Section 10.8, taxes with respect to the issue thereof.

                  (b) If any shares of Common Stock which would be issuable upon conversion of Debentures hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be listed on the New York Stock Exchange, the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Debentures, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Debentures prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

                  Section 10.8 Taxes on Conversion. The issue of stock certificates on conversion of Debentures shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Debentures which are not so converted in a name other than that in which the Debentures so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

                  Section 10.9 Conversion After Record Date. Except as provided below, if any Debentures are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Debentures shall not be entitled to receive any interest that has accrued on such Debentures since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with this Article 10, any accrued and unpaid interest on such Debentures will be deemed to have been paid in full.

                  If any Debentures are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder of such Debentures at the close of business on such Record Date shall receive the interest payable on such Debentures on such Interest Payment Date notwithstanding the conversion thereof. However, Debentures surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Debentures which have been called for redemption on a Redemption Date within such period) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the Debentures being surrendered for conversion. Except as provided in this Section 10.9, no adjustments in respect of payments of interest on Debentures surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Debentures.

                  Section 10.10 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 10 shall be conclusive if made in good faith and in accordance with the provisions of this Article 10, absent manifest error, and set forth in a Board Resolution.

                  Section 10.11 Responsibility of Trustee for Conversion Provisions. The Trustee has no duty to determine when an adjustment under this
Article 10 should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for any failure of the Company to comply with this Article 10. Each Conversion Agent other than the Company shall have the same protection under this Section 10.11 as the Trustee.

                  The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

                  Section 10.12 Unconditional Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to convert its Debenture in accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

                                   Article XI

                                   GUARANTEES

                  Section 11.1 Agreement to Guarantee. The Guarantors, jointly and severally, hereby agree as follows:

                  (a) The Guarantors fully and unconditionally guarantee to each Holder of a Debenture authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Debentures or the obligations of the Company under this Indenture or the Debentures, that:

                  (1) the interest, Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price and Additional Interest, if any, on the Debentures will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest, if any, due on overdue amounts, on the Debentures, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee thereunder or under this Indenture, including the obligation of the Company to deliver shares of Common Stock to Holders upon conversion of the Securities, will be promptly paid or performed in full, all in accordance with the terms thereof; and

                  (2) in case of any extension of time for payment or renewal of any Debenture or any of such other obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  (b) Notwithstanding the foregoing, in the event that the Guarantees would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantors under this Indenture shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

                  Section 11.2 Execution and Delivery of Guarantees. (a) To evidence the Guarantees set forth in this Indenture, the Guarantors hereby agree that a notation of such Guarantees shall be endorsed by an officer of each of the Guarantors on each Debenture authenticated and delivered by the Trustee after the date hereof.

                  (b) Notwithstanding the foregoing, the Guarantors hereby agree that the Guarantees set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Debenture a notation of such Guarantees.

                  (c) The delivery of any Debenture by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

                  (d) The Guarantors hereby, jointly and severally, agree that their obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Debentures or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Debentures with respect to any provisions of the Debentures or the Indenture, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (e) The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantees made pursuant to this Indenture will not be discharged except by complete performance of the obligations contained in the Debentures and the Indenture.

                  (f) If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, the Guarantees made pursuant to this Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (g) The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantors further agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

                  (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Guarantees made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby;

                  (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantees made pursuant to this Indenture; and

                  (3) the Guarantors shall have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantees made pursuant to this Indenture.

                  Section 11.3 No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantors, as such, shall have any liability for any obligations of the Company or any Guarantor under the Debentures, any Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  Section 11.4 Future Guarantees. The Company shall cause each Subsidiary which becomes a guarantor under the Credit Agreement after the date of this Indenture to promptly execute and deliver to (a) the Trustee, (i) a Guarantee substantially in the form of the Supplemental Indenture attached as Exhibit C hereto pursuant to which such Subsidiary shall fully and unconditionally guarantee, on a joint and several basis, the full and prompt payment of the interest, Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price and Additional Interest, if any, with respect to the Debentures and (ii) an Opinion of Counsel stating that the supplemental indenture is a legally binding and valid obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors' rights and by general principles of equity, and (b) the Holders, an acknowledgement that such Subsidiary shall become a party to the Registration Rights Agreement.

                  Section 11.5 Release of Guarantees. Notwithstanding anything in this Article 11 to the contrary, concurrently with the payment or performance in full of (i) all amounts due and owing on all outstanding Securities and (ii) all other obligations of the Company under this Indenture, the Guarantors shall be released from and relieved from their obligations under this Article 11. Upon the delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of the Guarantees was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under the Guarantees. If any of the obligations of the Company are revived and reinstated after the termination of the Guarantees, then all of the obligations of the Guarantors under the Guarantees shall be revived and reinstated as if such Guarantees had not been terminated until such time as all the amounts due and owing on all outstanding Securities are paid in full, and each Guarantor shall enter into an amendment to the Guarantees, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

                                   Article XII

                                  MISCELLANEOUS

                  Section 12.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  Section 12.2 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

                 if to the Company or any Guarantor, to:

                 GTECH Holdings Corporation
                 55 Technology Way
                 West Greenwich, Rhode Island 02817
                 Attention: General Counsel
                 Facsimile No.: (401) 392-0391

                 with a copy to:

                 Edwards & Angell, LLP
                 2800 Financial Plaza
                 Providence, Rhode Island 02903
                 Attention: Laura N. Wilkinson, Esq.
                 Facsimile No.: (401) 276-6611

                 if to the Trustee, to:

                 The Bank of New York
                 101 Barclay Street, Floor 21 West
                 New York, New York 10286
                 Attention: Corporate Trust Administration
                 Facsimile No.: (212) 896-7298

                  The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

                  Section 12.3 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and any other applicable Person shall have the protection of TIA Section 312(c).

                  Section 12.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Section 12.5 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  Section 12.6 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 12.7 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

                  Section 12.8 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

                  Section 12.9 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

                  Section 12.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debentures.

                  Section 12.11 Successors. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  Section 12.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  Section 12.13 Waiver of Jury Trial. Each of the Company, the Guarantors and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.


                              GTECH HOLDINGS CORPORATION

                              By:_____________________________
                                 Name:
                                 Title:


                              GTECH CORPORATION

                              By:_____________________________
                                 Name:
                                 Title:


                              GTECH RHODE ISLAND CORPORATION

                              By:_____________________________
                                 Name:
                                 Title:


                              GTECH LATIN AMERICA CORPORATION

                              By:_____________________________
                                 Name:
                                 Title:


                              THE BANK OF NEW YORK,
                              as Trustee

                              By:_____________________________
                                 Name:
                                 Title:

                                   EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

                  FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS DECEMBER 18, 2001 AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES IS 7.13% PER ANNUM. THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. U.S. HOLDERS OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: GTECH HOLDINGS CORPORATION, 55 TECHNOLOGY WAY, WEST GREENWICH, RHODE ISLAND 02817, ATTENTION:
TREASURER.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO GTECH HOLDINGS CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THE FOLLOWING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY, AND THE COMMON STOCK DELIVERABLE UPON CONVERSION OF THIS SECURITY OR UPON PURCHASE OF THIS SECURITY BY THE COMPANY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY


                                     A-1-1

MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN EACH OF CASES (I) THROUGH
(III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                           GTECH HOLDINGS CORPORATION

               1-3/4% Convertible Debentures due December 15, 2021


No.: ______________________               CUSIP:  __________________

Issue Date:  _____________                Principal Amount:  $_____________

         GTECH HOLDINGS CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount of ______________________ dollars ($_____________), on December 15, 2021, subject to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Debenture is convertible as specified on the other side of this Debenture.

         Interest Payment Dates: June 15 and December 15, commencing June 15,
2002

         Record Dates: June 1 and December 1, commencing June 1, 2002


                                     A-1-2

                  IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by its duly authorized officer.

Dated:   _____________              GTECH HOLDINGS CORPORATION

                                    By: __________________________________
                                        Name:
                                        Title:


                                     A-1-3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By: __________________________________
           Authorized Signatory

Dated:

                                     A-1-4

                       [FORM OF REVERSE SIDE OF DEBENTURE]

                           GTECH HOLDINGS CORPORATION

               1-3/4% Convertible Debentures due December 15, 2021

1.  Interest.

                  This Debenture shall accrue interest at an initial rate of 1-3/4% per annum. The Company promises to pay interest on the Debenture in cash semiannually on each June 15 and December 15, commencing June 15, 2002, to Holders of record on the immediately preceding June 1 and December 1, respectively. Interest on the Debentures will accrue from the most recent date to which interest has been paid or provided for, or if no interest has been paid or provided for, from December 18, 2001, until the Principal Amount is paid or duly made available for payment. Notwithstanding the foregoing, during any six-month period from December 15 to June 14 and from June 15 to December 14, commencing with the six-month period beginning December 15, 2006, if the average Debenture Price for the five Trading Days ending on the second Trading Day immediately preceding the relevant six-month period equals 120% or more of the initial issue price of such Debenture, the interest rate on this Debenture shall be automatically reset, and this Debenture shall accrue interest, from such reset date to but not including the next succeeding reset date until the Principal Amount is paid or duly made available for payment, at a rate per annum equal to the interest rate payable on the date 120 days prior to such reset date on 5-year U.S. Treasury Notes minus 254 basis points; provided, however, that in no event will the interest rate on this Debenture be reset below 1.75% per annum or above 2.50% per annum.

                  "Debenture Price", on any date of determination, means the average of the secondary market bid quotations per $1,000 Principal Amount of Debenture obtained by the bid solicitation agent for $10 million principal amount of Debentures at approximately 4:00 p.m., New York City time, on such determination date from three securities dealers in The City of New York (none of which shall be an Affiliate of the Company); provided, however, that if:

                  (a) at least three such bids are not obtained by the Bid Solicitation Agent, or

                  (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Debentures on such determination date,

then the Debenture Price for such determination date shall equal the average of the secondary market quotations per Debenture obtained by the Bid Solicitation Agent from at least two unaffiliated securities dealers selected by the Company.

                  Upon determination that Holders will be entitled to receive contingent interest which may become payable during a relevant six-month period, on or prior to the first day of such six-month period, the Company shall issue a press release and publish such information on its website or through such other similar public medium, if any, as the Company may use at that time.


                                     A-1-5

                  Any change in the interest rate pursuant to the preceding sentence shall not have any effect on any other provision of the Indenture or this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on any overdue Principal Amount at the interest rate borne by the Securities at the time such interest on the overdue Principal Amount accrues, compounded semiannually, and it shall pay interest on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace period), at the same interest rate compounded semiannually.

2.  Method of Payment.

                  The Company will pay interest on this Debenture (except defaulted interest) to the Person who is the registered Holder of this Debenture at the close of business on June 1 or December 1, as the case may be, next preceding the related Interest Payment Date. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Purchase Price, Change in Control Purchase Price and the Principal Amount at Stated Maturity, as the case may be, to the Holder who surrenders a Debenture to a Paying Agent to collect such payments in respect of the Debenture. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest, the Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Interest, if any, and the Principal Amount at Stated Maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Debentures with an aggregate Principal Amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Debenture is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.  Paying Agent, Conversion Agent, Bid Solicitation Agent and Registrar.

                  Initially, The Bank of New York (the "Trustee") will act as Paying Agent, Conversion Agent, Registrar and bid solicitation agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or Bid Solicitation Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar. None of the Company or any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4.  Indenture.

                  The Company issued the Debentures under an Indenture dated as of December 18, 2001 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed

                                     A-1-6
thereto in the Indenture. The Debentures are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Debentures are general unsecured obligations of the Company limited to $175,000,000 aggregate Principal Amount (subject to Section
2.2 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.  Redemption at the Option of the Company.

                  No sinking fund is provided for the Debentures. The Debentures are not redeemable prior to December 15, 2006. Beginning on December 15, 2006 and during the periods thereafter to maturity, subject to the terms and conditions of the Indenture, the Debentures are redeemable as a whole, or from time to time in part, in any integral multiple of $1,000, at any time at the option of the Company at the Redemption Price equal to 100% of the Principal Amount of the Debentures, together with accrued and unpaid interest up to but not including the Redemption Date and Additional Interest, if any, thereon; provided that, if the Redemption Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest will be payable to the Holders in whose names the Debentures are registered at the close of business on the relevant record date.

6.  Purchase by the Company at the Option of the Holder.

                  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder, in any integral multiple of $1,000, on December 15, 2004, December 15, 2006, December 15, 2011 and December 15, 2016 (each, a "Purchase Date") at a Purchase Price (the "Purchase Price") per Debenture equal to 100% of the aggregate Principal Amount of the Debenture, together with accrued and unpaid interest up to but not including the Purchase Date and Additional Interest, if any, thereon (provided that, if the Purchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest will be payable to the Holders in whose names the Debentures are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and upon delivery of the Debentures to the Paying Agent by the Holder as set forth in the Indenture.

                  The Company may choose to pay the Purchase Price in cash, shares of Common Stock or a combination of both, as provided in, and subject to the terms and conditions of, the Indenture.

                  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Debentures held by such Holder 45 Business Days after the occurrence of a Change in Control of the Company for a Change in Control Purchase Price equal to 100% of the Principal Amount thereof plus accrued and unpaid interest up to but not including the Change in Control Purchase Date and Additional Interest, if any, thereon. The Change in Control Purchase Price shall be paid in cash.


                                     A-1-7

                  Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                  If cash or, subject to the terms and conditions of the Indenture, shares of Common Stock sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, plus cash in an amount sufficient to pay accrued and unpaid interest and Additional Interest, if any, of all Debentures or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, interest ceases to accrue on such Debentures (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, together with accrued interest up to, but not including, the Purchase Date or the Change in Control Purchase Date, as the case may be, and Additional Interest, if any, thereon, upon surrender of such Debenture.

7.  Notice of Redemption.

                  Notice of redemption pursuant to paragraph 5 of this Debenture will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Debentures (or portions thereof) to be redeemed on the Redemption Date, together with accrued interest up to, but not including, the Redemption Date and Additional Interest, if any, thereon is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Debentures or portions thereof. Debentures in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8.  Conversion.

                  Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder's option, to convert the Holder's Debentures (or any portion of the Principal Amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion.

                  The Company will notify Holders of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture.

                  A Debenture in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  The initial Conversion Price is $55.00 per share of Common Stock, subject to adjustment in certain events described in the Indenture. The Company from time to time may voluntarily reduce the Conversion Price.


                                     A-1-8

                  To surrender a Debenture for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Debenture to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

                  No fractional shares of Common Stock shall be issued upon conversion of any Debentures. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Debentures, the Company shall pay a cash adjustment as provided in the Indenture.

                  No payment or adjustment will be made for dividends on the shares of Common Stock, except as provided in the Indenture.

                  If the Company (i) is a party to a consolidation, merger or binding share exchange (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Debentures into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person.

9.  Registration Rights.

                  The holder of this Debenture is entitled to the benefits of the Registration Rights Agreement.

10.  Denominations; Transfer; Exchange.

                  The Debentures are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Security not to be redeemed) or any Debentures in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn, in accordance with the terms and conditions of the Indenture (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased), or any Debentures for a period of 15 days before the mailing of a notice of redemption of Debentures to be redeemed.

11.  Persons Deemed Owners.

                  The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes.


                                     A-1-9

12.  Unclaimed Money or Securities.

                  The Trustee and the Paying Agent shall return to the Company or any applicable Guarantor, as the case may be, upon written request any money or securities held by them for the payment of any amount with respect to the Debentures that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company or such Guarantor, Holders entitled to the money or securities must look to the Company and the Guarantors, for payment as general creditors unless an applicable abandoned property law designates another person.

13.  Amendment; Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities so long as such changes, other than those in clause (ii), do not materially and adversely affect the interest of Securityholders (i) to cure any ambiguity, omission, defect or inconsistency,
(ii) to comply with Article 5 or Section 10.4 of the Indenture, (iii) to add to the covenants of the Company or any Guarantor for the benefit of Securityholders, to surrender any rights or power conferred upon the Company or any Guarantor or to secure the Company's obligations under the Securities and this Indenture, (iv) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or (v) to add one or more additional guarantors in respect of the Guarantees.

14.  Defaults and Remedies.

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of any interest or Additional Interest, if any, on any Securities after receipt by the Company of a Notice of Default, (ii) default in payment of the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable, (iii) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Securities and such failure continues for 90 days after receipt of a Notice of Default under the Indenture; (iv) default by the Company or any Guarantor in the payment at the final maturity thereof, after the expiration of any applicable grace period, of principal of or interest on indebtedness for money borrowed, other than nonrecourse indebtedness, in the principal amount then outstanding of $25 million or more, or acceleration of any indebtedness in such principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded within 10 business days after notice to the Company or such Guarantor, as applicable, in accordance with the Indenture, (v) any Guarantee ceasing to be, or the Company or such Guarantor asserting that such Guarantee shall not be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture or such Guarantee; and (vi) certain events of bankruptcy or insolvency.


                                     A-1-10

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

15.  Trustee Dealings with the Company or Guarantor.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or any Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others.

                  A director, officer, employee or shareholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or such Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication.

                  This Debenture shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18.  Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT TEN ("joint tenants with right of survivorship and not as tenants in common"), CUST ("custodian") and U/G/M/A ("Uniform Gift to Minors Act").

19.  Governing Law.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS DEBENTURE.

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Debenture in larger type. Requests may be made to:

                  GTECH Holdings Corporation
                  55 Technology Way


                                     A-1-11

                  West Greenwich, Rhode Island 02817
                  Attention:  Investor Relations
                  Facsimile No.:  (401) 392-0391



                                     A-1-12

                  The Guarantors (as defined in the Indenture referred to in the Debentures upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) have fully and unconditionally guaranteed on a senior unsecured basis (such guarantees being collectively referred to herein as the "Guarantees") (i) the due and punctual payment of the interest, Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price and Additional Interest, if any, on the Debentures, whether at maturity, by acceleration, redemption or otherwise, and interest, if any, due on overdue amounts on the Debentures, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 11 of the Indenture and (ii) in the case of any extension of time of payment or renewal of any Debenture or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The Guarantees shall be joint and several obligations of the Guarantors.

                  No stockholder, officer, director, employee or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantees by reason of his or its status as such stockholder, officer, director, employee or incorporator.

                  The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Debentures upon which the Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.


                                     A-1-13

                  IN WITNESS WHEREOF, each Guarantor has caused the Guarantees to be signed by it duly authorized officer.

                                                GTECH CORPORATION
                                                GTECH RHODE ISLAND CORPORATION
                                                GTECH LATIN AMERICA CORPORATION


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:


                                     A-1-14

                ASSIGNMENT FORM                                        CONVERSION NOTICE
                ---------------                                        -----------------
To assign this Security, fill in the form below:          To convert this Security into Common Stock
                                                          of the Company, check the box [   ]

I or we assign and transfer this Security to              To convert only part of this Security,
_________________________                                 state the Principal Amount to be converted
_________________________                                 (which must be $1,000 or an integral
(Insert assignee's soc. sec. or tax ID no.)               multiple of $1,000):

_________________________
_________________________                                 If you want the stock certificate made out
_________________________                                 in another person's name fill in the form
(Print or type assignee's name,                           below:
address and zip code)
                                                          _________________________
                                                          _________________________
and irrevocably appoint                                   (Insert the other person's soc. sec. tax
                                                          ID no.
___________________ agent to transfer this                __________________________
Security on the books of the Company.  The                __________________________
agent may substitute another to act for him.              __________________________
                                                          __________________________
                                                          (Print or type other person's name,
                                                          address and zip code)


Date:  __________ Your Signature:  _________________________________

______________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By: _________________________________
         Authorized Signatory


                                     A-1-15

                                   EXHIBIT A-2

                         [FORM OF CERTIFICATED SECURITY]

                  FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS DECEMBER 18, 2001 AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES IS 7.13% PER ANNUM. THIS SECURITY IS ISSUED WITH AN INDETERMINABLE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. U.S. HOLDERS OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: GTECH HOLDINGS CORPORATION, 55 TECHNOLOGY WAY, WEST GREENWICH, RHODE ISLAND 02817, ATTENTION:
TREASURER.

                  THE FOLLOWING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK DELIVERABLE UPON CONVERSION OF THIS SECURITY OR UPON PURCHASE OF THIS SECURITY BY THE COMPANY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN EACH OF CASES (I) THROUGH
(III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.


                                     A-2-1

                           GTECH HOLDINGS CORPORATION

               1-3/4% Convertible Debentures due December 15, 2021


No.:  ____________________                    CUSIP:  __________

Issue Date:  _____________________            Principal Amount: $_____________

                  GTECH HOLDINGS CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount of _____________________ dollars ($_____________), on December 15, 2021, subject to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Debenture is convertible as specified on the other side of this Debenture.

                  Interest Payment Dates: June 15 and December 15, commencing June 15, 2001

                  Record Dates: June 1 and December 1, commencing June 1, 2002



Dated:                                      GTECH HOLDINGS CORPORATION

                                            By:
                                                 ---------------------
                                                  Name:
                                                  Title:



                                     A-2-2

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By  ________________________
              Authorized Signatory

Dated:


                                     A-2-3

               [FORM OF REVERSE SIDE IS IDENTICAL TO EXHIBIT A-1]


                                     A-2-4

                                                                       EXHIBIT B

                              Transfer Certificate

                  In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $_____________ Principal Amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

         [_] A transfer of the Surrendered Securities is made to the Company or any of its subsidiaries; or

         [_] The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

         [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

         [_] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

         [_]      The transferee is an Affiliate of the Company.

DATE:                       __________________________________
                                       Signature(s)

                  (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By: _________________________________
          Authorized Signatory

                                                                       EXHIBIT C


                FORM OF SUPPLEMENTAL INDENTURE TO ADD GUARANTORS



                  This Supplemental Indenture, dated as of __________ (this "Supplemental Indenture" or "Guarantee"), among [name of future Guarantor] (the "New Guarantor"), GTECH Holdings Corporation (together with its successors and assigns, the "Company"), each other then existing Guarantor under the Indenture referred to below (the "Guarantors"), and The Bank of New York, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

                  WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of December 18, 2001 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $175 million of 1-3/4% Convertible Debentures due December 15, 2021 of the Company (the "Debentures");

                  WHEREAS, Section 11.4 of the Indenture provides that the Company is required to cause each Subsidiary which becomes a guarantor under the Credit Agreement after the date of the Indenture to execute and deliver to the Trustee a Supplemental Indenture pursuant to which such Subsidiary will fully and unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the Principal Amount, interest, Redemption Price, Purchase Price, Change in Control Purchase Price and Additional Interest, if any, on the Debentures on a senior basis, and the performance of all other obligations of the Company to the Holders and the Trustee all in accordance with the terms set forth in Article 11 of the Indenture;

                  WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Debentures as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental

Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        AGREEMENT TO BE BOUND; GUARANTEE

                  Section 2.1 Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

                  Section 2.2 Guarantee. The New Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Debentures and the Trustee, the full and punctual payment when due, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, of the obligations pursuant to Article 11 of the Indenture on a senior basis and subject to the terms and conditions of the Indenture.

                                   ARTICLE III

                                  MISCELLANEOUS

                  Section 3.1 Miscellaneous. All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

                  Section 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

                  Section 3.3 Governing Laws. This Supplemental Indenture shall be governed by the laws of the State of New York.

                  Section 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

                  Section 3.5 Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee's Disclaimer. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

                  Section 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

                  Section 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                 [NEW GUARANTOR],
                                 as a Guarantor


                                 By:_______________________________________
                                    Name:
                                    Title:


                                 THE BANK OF NEW YORK, as Trustee


                                 By:_______________________________________
                                    Name:
                                    Title:


                                 GTECH HOLDINGS CORPORATION


                                 By:_______________________________________
                                    Name:
                                    Title:


                                 GTECH CORPORATION


                                 By:_______________________________________
                                    Name:
                                    Title:


                                 GTECH RHODE ISLAND CORPORATION


                                 By:_______________________________________
                                    Name:
                                    Title:

                                 GTECH LATIN AMERICA CORPORATION


                                 By:_______________________________________
                                    Name:
                                    Title: